UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2011

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) Compensatory Arrangements of Certain Officers

On July 7, 2011, upon recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”), the Board established an executive compensation plan for fiscal year 2011 (the “2011 Plan”) as part of its annual review of base salaries and target incentive compensation for certain of the Company’s key employees, including the named executive officers shown in the table below (the “NEOs”).

Under the terms of the 2011 Plan, each of the NEOs will be entitled to receive a bonus that will vary in size depending on the Company’s success in meeting certain performance thresholds and targets with respect to the following three performance metrics: revenue, with a 50% weighting; unlevered free cash flow, with a 30% weighting; and non-GAAP net loss, with a 20% weighting. Unlevered free cash flow is net cash provided by operating activities, less capitalized software development costs and purchases of property and equipment, plus cash paid for interest, and non-GAAP net loss is net loss adjusted to exclude expenses related to stock-based compensation, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs and expenses related to the early retirement of debt. The amount payable with respect to each metric may be greater or less than the assigned weighting depending on the extent to which the Company’s performance exceeds or falls short of the applicable target. No bonus payout for a particular performance metric will be earned unless the performance threshold for that metric is met.

The target bonus amounts in the table below represent the amounts payable to each NEO if the Company meets its performance target with respect to each performance metric. However, as shown in the table below, to the extent that the Company’s achievement is greater or less than the specified targets, the bonus amounts payable to each NEO may be increased or decreased, respectively.

The following table shows the minimum, target, and maximum bonus amounts under the 2011 Plan for each of Adam Miller, the Company’s President and Chief Executive Officer; Steven Seymour, the Company’s Executive Vice President of Strategic Accounts; Perry Wallack, the Company’s Chief Financial Officer; and Mark Goldin, the Company’s Chief Technology Officer:

	Minimum Bonus Amount(1)		Target Bonus Amount(2)		Maximum Bonus Amount(3)
Named Executive Officer	($)	% of Base Salary	($)	% of Base Salary	($)	% of Base Salary
Adam Miller	$42,500	10	$425,000	100	$637,500	150
Steven Seymour	$21,350	7	$213,500	70	$320,250	105
Perry Wallack	$20,650	7	$206,500	70	$309,750	105
Mark Goldin	$7,500	3	$75,000	30	$75,000	30

(1)	Represents the minimum bonus amount payable if the Company meets only its performance threshold for non-GAAP net loss, the metric with the lowest weighting. No bonus is payable if the Company fails to meet the performance threshold for at least one metric.
(2)	Represents the bonus amount payable if the Company achieves its full performance target with respect to each performance metric.
(3)	Represents the maximum bonus amount payable regardless of the extent to which the Company’s performance exceeds its performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Miller
Adam L. Miller President and Chief Executive Officer

Date: July 13, 2011